UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 4, 2024
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2024, the Company’s wholly owned subsidiary, Finger Motion Company Limited (the “Borrower”), entered into a loan agreement (the “Loan Agreement”) with Rita Chou Phooi Har (the “Lender”) whereby the Lender agreed to advance a short-term loan facility of SGD$250,000 (the “Loan”) to the Borrower for working capital purposes. As of November 7, 2024, the full amount of the Loan has been drawn upon by the Borrower. The Loan is due one (1) year from the date of the drawdown, unless extended by the Lender. If the Lender agrees, the Borrower may prepay the whole or any part of the Loan by providing the Lender not less than three (3) business days prior written notice and subject to payment of interest accrued thereon. Any prepayment of the Loan shall be in an amount of SGD$50,000 or multiples thereof. The Loan shall bear interest at the rate of 1.67% per month, any such interest to accrue from day to day and to be calculated based on a 365-day year, and is payable on a monthly basis on or before the last day of each successive month. The Loan Agreement contains undertakings and covenants of the Borrower whereby the Borrower shall not, without the prior written consent of the Lender (which consent shall not be unreasonably withheld) (i) effect any form or reconstruction or amalgamation by way of a scheme of arrangement or otherwise nor approve, permit or suffer any substantial change of ownership or transfer of any substantial part of its issued capital, (ii) make any loan or advance or extend credit to any person or entity or issue or enter into any guidance or indemnity or otherwise become directly, indirectly or contingently liable for the obligations of any other person or entity except in the ordinary course of business, (iii) sell, lease, license alienate, transfer, assign or otherwise dispose of the whole or any part of the undertaking, property or assets whatsoever and wheresoever situate present or future of the Borrower except in the ordinary course of business, or (iv) amend or alter any provisions in its Memorandum or Articles of Association or such other equivalent constitutional documents to change its objects, borrowing or charging powers in such a manner so as to adversely affect the ability of the Borrower to perform or comply with any one or more of its obligations under the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Loan Agreement is incorporated by reference into this Item 2.03.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1	Loan Agreement between Finger Motion Company Limited and Rita Chou Phooi Har, dated November 4, 2024 (*)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Notes:

*       Portions of this exhibit have been omitted

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: November 8, 2024	By: /s/ Martin J. Shen
Martin J. Shen CEO and Director

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